                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                           RAINBOW TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 7, 2001


TO THE SHAREHOLDERS:


        NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Shareholders of Rainbow Technologies, Inc. (the "Company"), will be held on June 7, 2001, at 2:00 PM, Pacific Daylight Time at the Company's Headquarters, 50 Technology Drive, Irvine, California 92618, (the "Annual Meeting") for the purposes described below.

        1. To elect five persons to serve on the Company's Board of Directors who shall hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and shall have qualified.

        2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

        3. To transact such other business as may properly come before the Annual Meeting.

        Only Shareholders of record at the close of business on April 23, 2001 shall be entitled to receive notice of and to vote at the Annual Meeting.

        You are cordially invited to attend the Annual Meeting. However, if you are not able to be present, please be sure that your shares are represented at the Annual Meeting by indicating your voting instructions, dating and signing the enclosed proxy card and returning it promptly in the enclosed, postage paid envelope.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Walter W. Straub
                                   Chairman


April 23, 2001

                           RAINBOW TECHNOLOGIES, INC.
                               50 TECHNOLOGY DRIVE
                            IRVINE, CALIFORNIA 92618


                                 PROXY STATEMENT


        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Rainbow Technologies, Inc. (the "Company") of proxies, in the form enclosed, for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purpose set forth in the attached Notice of Annual Meeting of Shareholders.

        Mailing of this proxy statement and the accompanying proxy card is to commence on May 4, 2001.


                               GENERAL INFORMATION


RECORD DATE AND SHARES OUTSTANDING

        Shareholders of record at the close of business on April 23, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 26,062,661 shares of common stock, $0.001 par value per share ("Common Stock").

        A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors, the persons who have been nominated by the Board of Directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 2001 fiscal year, and
(iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Annual Meeting.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING

        Each share of Common Stock outstanding on the Record Date is entitled to one vote. No shareholder will be entitled to cumulative votes. The five nominees for election as Directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

SOLICITATION OF PROXIES

        The cost of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone or telegram.

RIGHTS OF DISSENTING SHAREHOLDERS

        There are no rights of appraisal or similar rights of dissenters with respect to any matter proposed to be acted upon at the Annual Meeting.


                        PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTOR NOMINEES

        Five directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

        The names of the nominees and certain information about them are set forth below.


   NAME OF NOMINEE          AGE   POSITION
   ---------------          ---   --------
   WALTER W. STRAUB         57    CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

   RICHARD P. ABRAHAM       71    DIRECTOR

   FREDERICK M. HANEY       60    DIRECTOR

   MARVIN HOFFMAN           66    DIRECTOR

   ALAN K. JENNINGS         71    DIRECTOR


        All of the nominees of management are members of the Board of Directors at the present time and have served continuously since the dates of their election as described below.

        Walter W. Straub, a co-founder of the Company, has been a director of the Company since its inception in 1982, and President and Chief Executive Officer of the Company since 1983. Since 1989, Mr. Straub has served as director of CAM Data Systems, a manufacturer of computerized inventory control systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

        Richard P. Abraham has been a director of the Company since 1988. He is currently the President of Pacific Associates, a sole proprietorship engaged in business consulting. Mr. Abraham is a member of the Board of Directors of Quantum Manufacturing Technologies, (QMT) of Albuquerque, New Mexico. Since 1987, Mr. Abraham has been a General Partner of Weeden Capital Management and has also been a consultant to Weeden & Co. Mr. Abraham received a BS and MS from Stanford University.

        Dr. Frederick M. Haney has been a director of the Company since January, 1996. He is President of Venture Management, Palos Verdes Estates, California. From 1984 to 1991 he was founder and manager of 3i Ventures, California, a high technology venture capital fund. Dr. Haney has extensive experience in strategic planning, operations and finance in the information and computer industry. Dr. Haney holds a Ph.D. in Computer Science from Carnegie-Mellon University.

        Marvin Hoffman has been a director of the Company since 1990. From 1976 to 1998, he was the Chief Executive Officer and Chairman of the Board of XXCAL, Inc., a corporation engaged in the business of providing high technology computer and computer-related temporary personnel. Mr. Hoffman is currently CEO of NTS/XXCAL IT Staffing and Managed Service Organization. In October 1998, XXCAL merged with National Technical Systems to form NTS/XXCAL IT Solutions Group. He is also currently, and has been since 1988 and 1987, respectively, the President of the Los Angeles City College Foundation and a director of RIMTECH, a not-for-profit organization encouraging trade and joint ventures between United States and Japanese businesses. Mr. Hoffman received a BA in Mathematics from California State University Northridge.

        Dr. Alan K. Jennings, a co-founder of the Company, has been a director of the Company since its inception in 1982. From 1982 to 1992 he served as an officer of the Company in various capacities. Since 1980, Dr. Jennings has been the President of Dartex, Inc., a California corporation which provides technical and management services. He received a BSEE from Stanford University, an MS in Mathematics from Oklahoma State University and a Ph.D. in Mathematics from Kansas University.

                               EXECUTIVE OFFICERS

        The names of the Company's executive officers who are not nominated for election as members of the Board of Directors, and certain information about them is set forth below.


   NAME                     AGE   POSITION
   ----                     ---   --------
   AVIRAM MARGALITH         51    CHIEF OPERATING OFFICER

   PATRICK E. FEVERY        45    VICE PRESIDENT OF FINANCE, AND CHIEF
                                  FINANCIAL OFFICER

   NORMAN L. DENTON, III    55    EXECUTIVE VICE PRESIDENT OF THE COMPANY, AND
                                  CHIEF OPERATING OFFICER OF RAINBOW-IVEA
                                  SUBSIDIARY

   RICHARD L. BURRIS        56    VICE PRESIDENT OF MANUFACTURING

   LAURIE W. CASEY          44    VICE PRESIDENT OF STRATEGIC MARKETING

   JAMES KOPYCKI            59    SENIOR VICE PRESIDENT OF THE COMPANY, AND
                                  PRESIDENT OF RAINBOW-MYKOTRONX SUBSIDIARY

   SHAWN ABBOTT             32    PRESIDENT OF RAINBOW-IVEA SUBSIDIARY

   CHERYL BAFFA             48    VICE PRESIDENT OF WORLDWIDE HUMAN RESOURCES


        Dr. Aviram Margalith has been Chief Operating Officer of the Company since September 1998. From 1997 to 1998, Dr. Margalith was Senior Vice President of the Company and President of Mykotronx, a wholly-owned subsidiary of the Company. Prior to this appointment, Dr. Margalith was Vice President and General Manager of Group Technologies Corporation of Tampa, Florida. Dr. Margalith holds a Ph.D., MSEE, and BSEE from Case Western Reserve, Cleveland, Ohio.

        Patrick E. Fevery has been Chief Financial Officer and Vice President of Finance of the Company since January 1992. From 1990 to 1992, Mr. Fevery was Controller of the Company. From 1988 to 1990, Mr. Fevery was the Company's Manager of Finance and Administration. Mr. Fevery received a Bachelor's Degree in Business Administration from European University in Belgium, and a Masters Degree in Business Administration from Claremont Graduate School in Claremont, California.

        Norman L. Denton, III, has been Chief Operating Officer of the Company's iVEA subsidiary since January 1, 2001. Prior to assuming this responsibility, he served as Executive Vice President of the Sentinel Business Unit beginning in January 1999. From 1995 to January 1999, Mr. Denton served as Senior Vice President of Sales and Marketing. From 1992 to 1995, Mr. Denton was Vice President of Sales and Marketing. From 1990 to 1992, Mr. Denton held positions of Director of Sales and Marketing North America and Director of National Accounts Marketing at the Company. Mr. Denton attended the University of California at Berkeley and San Francisco State University.

        Richard L. Burris has been Vice President of Manufacturing since 1992. From 1988 to 1992, Mr. Burris held the positions of the Company's Manufacturing Manager and Director of Manufacturing. Mr. Burris received an AA from Fullerton College.

        Laurie W. Casey has been Vice President of Strategic Marketing since December 1995. Ms. Casey joined the Company as Manager of Product Management and Planning in 1992. From 1990 to 1992, she was a Product Manager for Printronix Corporation. Ms. Casey received her BA in Spanish from the University of California at Santa Barbara, and obtained her Master's degree in International Management from the American Graduate School of International Management.

        James J. Kopycki was appointed President of the Company's Mykotronx subsidiary and Senior Vice President of the Company in January 1999. Prior to this appointment, Mr. Kopycki was President and COO of Vanguard Integrity Professionals in Orange, California. Mr. Kopycki received his BS degree in Industrial Management from University of Illinois. Mr. Kopycki also graduated from the UCLA Executive Management Program.

        Shawn Abbott was appointed President of the Company's iVEA subsidiary on January 1, 2001. Prior to assuming this responsibility, he served as the Chief Technology Officer for the Company. Mr. Abbott has studied intellectual property protection and Internet cryptographic security for over a decade. Prior to joining the Company, he established and built the AND group which pioneered the encryption based CD-ROM software distribution system used on several million discs. An accomplished speaker and teacher, he has presented at more than one hundred conferences on topics of network security, digital rights management, and software development. Mr. Abbott has a degree in physics from the University of Alberta.

        Cheryl G. Baffa was promoted to Vice President of Worldwide Human Resources in January 2000. Ms. Baffa joined the Company as Director of Worldwide Human Resources in May 1997 and has in excess of fifteen years of human resource experience in high-tech companies. Ms. Baffa received her BA in Business Management from the University of Redlands and her MA in Organizational Leadership from Chapman University.

        Except as stated, there are no arrangements or understandings by or between any director or executive officer and any other person(s), pursuant to which he or she was or is to be selected as a director or corporate officer, respectively.

        There is no family relationship by or between any director or corporate officer of the Company.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held four meetings during the Company's fiscal year ended December 31, 2000. Each director attended all meetings of the Board of Directors.

        The Board of Directors of the Company has standing Audit, Compensation and Stock Option Committees. The Board of Directors has no Nominating Committee, nor any committee performing the functions of a Nominating Committee.

        The members of the Audit Committee are Mr. Jennings, Mr. Haney, and Mr. Hoffman. The Audit Committee held two meetings during fiscal year 2000. The purpose of the Audit Committee is to review with the management of the Company and with the Company's independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit and the recommendations of the independent auditors with respect to their audit activities. Its activities are described in more detail under "Report of the Audit Committee" below.

        The members of the Compensation Committee are Mr. Abraham and Mr. Hoffman. The Compensation Committee held two meetings during fiscal year 2000. The Compensation Committee is primarily responsible for establishing compensation for the executive officers of the Company. Its activities are described in more detail under "Report of the Compensation Committee on Executive Compensation" below.

        The Stock Option Committee is primarily responsible for establishing the number of options granted to employees of the Company under the 1990 Restated Incentive Stock Option Plan, 2000 Stock Option Plan, and 2001 Non-Statutory Stock Option Plan. The Stock Option Committee held four meetings during fiscal year 2000. The members of the Stock Option Committee are Mr. Abraham and Mr. Hoffman.

        Each member of each particular Committee attended all of the meetings of each such Committee.


                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability of the accounting principles utilized, the reasonableness of significant accounting judgments, and clarity of disclosure.

        In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committee considered whether the independent auditors' provision of non-audit related work is compatible with the auditors' independence.


                        FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

        During the fiscal year 2000, the Company paid to Ernst & Young LLP, the Company's independent accountant's, an aggregate of $544,000 for the audit of the Company's annual financial statements for the 2000 fiscal year.

ALL OTHER FEES

        During the fiscal year 2000, the Company paid Ernst & Young LLP, an aggregate of $669,000 for professional services rendered to the Company (including tax return preparation work and tax planning and consulting services).

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            Alan K. Jennings
                                            Frederick M. Haney
                                            Marvin Hoffman


                      REPORT OF THE COMPENSATION COMMITTEE

        The Company's executive compensation program is administered by the Compensation and Stock Option Committees of the Board of Directors.

        The Compensation Committee and the Stock Option Committee are each comprised entirely of non-employee, independent members of the Board of Directors. The Compensation Committee establishes the general compensation policies of the Company and the compensation paid to the Chief Executive Officer and other executive officers. The Stock Option Committee administers the 1990 Restated Incentive Stock Option Plan, 2000 Stock Option Plan, and 2001 Non-Statutory Stock Option Plan, including review and approval of stock option grants to all employees, including the Chief Executive Officer and other executive officers.

GENERAL COMPENSATION PHILOSOPHY

        The Company's compensation philosophy is that cash compensation should be related to the performance of the Company and any long-term incentive should be closely aligned with the interests of shareholders. This philosophy is designed to attract, retain, and motivate the high caliber of executives required for the success of the Company's business.

        In determining executive compensation, the Compensation Committee compares the compensation paid at companies in the computer hardware and software industries, and places particular emphasis upon financial performance comparisons including sales growth, net income growth, net income per share growth, increase in cash flow, and growth in shareholder value. The Committee then structures cash compensation for the executive officers named in the Summary Compensation Table to consist of (i) a base salary determined upon a review of the Company's performance in the prior year, and (ii) bonus compensation that is directly related to the Company's sales, quality, and net income performance in the current year.

        The bonus compensation paid to executives for the current year is established by the Compensation Committee each year following a review of the Company's performance for the prior year. The Compensation Committee's criteria for determining the bonus compensation is based directly on the Company's current year operating performance goals, and is generally established to equal 30% to 60% of the executive's total cash compensation for the year.

        Long-term incentive compensation is realized through the granting of stock options to key employees including the Chief Executive Officer and other executive officers. The number of shares of Common Stock subject to a stock option grant is based upon the employee's current and anticipated future performance and ability to achieve strategic goals and objectives. Grants are made annually and generally become exercisable during a 40 month vesting period, thus providing an incentive for the employee to remain with the Company. Stock options have value for the employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains with the Company for the period required for the stock option to be exercisable.

CHIEF EXECUTIVE OFFICER COMPENSATION

        Compensation for the Chief Executive Officer was set according to the established compensation philosophy described above.

        The Compensation Committee reviewed competitive base compensation information reflecting the most recent compensation data and the Company's performance in 2000 and goals for 2001. The bonus portion of the Chief Executive Officer's compensation represents approximately 62% of the Chief Executive Officer's total cash compensation. This reflects the Company's commitment to its stated compensation philosophy. The Chief Executive Officer received a grant of stock options based upon an evaluation of the Company's performance in 2000.


CONCLUSION

        The committee believes that these policies and programs are competitive and effectively align executive compensation with the Company's goal of maximizing the return to shareholders.

                              COMPENSATION COMMITTEE

                              Richard P. Abraham
                              Marvin Hoffman

                             EXECUTIVE COMPENSATION

        The following tables set forth the annual compensation for the Chief Executive Officer and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE


                                                            LONG-TERM
                                        ANNUAL             COMPENSATION
                                    COMPENSATION              AWARDS              ALL OTHER
                                ------------------------------------------------------------------
     NAME               YEAR    SALARY ($)     BONUS ($)      OPTIONS #       COMPENSATION (1) ($)
--------------------------------------------------------------------------------------------------
WALTER W. STRAUB        2000     212,446       226,675         70,000                5,250
  CHAIRMAN, CHIEF       1999     200,000       183,150        100,000                8,600
  EXECUTIVE OFFICER,
  AND PRESIDENT
                        1998     195,600       317,500         44,200               13,600

AVIRAM MARGALITH        2000     206,848       177,840         63,000                5,250
  CHIEF OPERATING       1999     201,867       115,600         90,000                5,000
  OFFICER
                        1998     204,270        58,000         40,200                5,000

PATRICK E. FEVERY       2000     148,846        72,662         42,000                5,250
  VICE PRESIDENT OF     1999     140,000        89,100         60,000                5,000
  FINANCE, AND CHIEF
  FINANCIAL OFFICER
                        1998     132,000       145,250         33,200               10,000

NORMAN L. DENTON III    2000     183,846       135,000         49,000                5,250
  EXECUTIVE VICE        1999     175,000       106,500         70,000               19,692
  PRESIDENT, AND
  CHIEF OPERATING
  OFFICER
  RAINBOW-IVEA
  SUBSIDIARY
                        1998     219,632        32,800         35,200               10,000

PAUL A. BOCK(2)         2000     139,092        76,950         35,000                5,250
  SENIOR VICE           1999     130,500        99,450         50,000                7,400
  PRESIDENT
                        1998     125,000       104,000         33,200                7,400


(1)     COMPANY CONTRIBUTION UNDER THE COMPANY'S 401(K) PLAN.

(2)     MR. BOCK RESIGNED AS AN OFFICER OF THE COMPANY EFFECTIVE JANUARY 1,
        2001.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------
                                               % OF
                                NUMBER OF      TOTAL                                       POTENTIAL REALIZABLE AT
                                SECURITIES    OPTIONS                                       ASSUMED ANNUAL RATES OF
                                UNDERLYING   GRANTED TO     EXERCISE                      STOCK PRICE APPRECIATION FOR
                                 OPTIONS      EMPLOYEES      PRICE        EXPIRATION         10-YEAR OPTION TERM(2)
NAME                            GRANTED (1)    IN 2000     ($/SHARE)         DATE            5% ($)          10%($)
----------------------------------------------------------------------------------------------------------------------
WALTER W. STRAUB                    9,203        0.49         15.97        09/01/10           92,423         234,217
                                   60,797        3.24         15.97        09/01/10          610,564       1,547,288

AVIRAM MARGALITH                    6,975        0.37         15.97        09/01/10           70,048         177,514
                                   56,025        2.99         15.97        09/01/10          562,640       1,425,840

PATRICK E. FEVERY                   7,698        0.41         15.97        09/01/10           77,308         195,915
                                   34,302        1.83         15.97        09/01/10          344,483         872,988

NORMAN L. DENTON III                7,817        0.42         15.97        09/01/10           78,503         198,943
                                   41,183        2.20         15.97        09/01/10          413,587       1,048,110

PAUL BOCK                           7,769        0.41         15.97        09/01/10           78,021         197,722
                                   27,231        1.45         15.97        09/01/10          273,472         693,031


(1) NO OPTION MAY BE EXERCISED PRIOR TO ONE YEAR FROM DATE OF GRANT, AT WHICH TIME 30% OF THE GRANT IS VESTED WITH 2.5% PER MONTH VESTING THEREAFTER.

(2) POTENTIAL REALIZABLE VALUE IS CALCULATED BASED ON THE ASSUMPTIONS THAT THE STOCK PRICE ON THE DATE OF GRANT WILL APPRECIATE AT THE ANNUAL RATE SHOWN, COMPOUNDED ANNUALLY FOR THE ENTIRE TERM OF THE OPTION, AND THAT THE OPTION WILL BE EXERCISED AND SOLD ON THE LAST DAY OF ITS TERM FOR THE APPRECIATED PRICE. THE ANNUAL GROWTH RATES USED ARE SET BY SEC REGULATIONS AND DO NOT REFLECT THE COMPANY'S ESTIMATE OF FUTURE APPRECIATION IN ITS STOCK PRICE.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                           SHARES
                          ACQUIRED
                             ON           VALUE
                          EXERCISE       REALIZED       NUMBER OF UNEXERCISED OPTIONS AT           VALUE OF UNEXERCISED IN-THE
      NAME                  (#)            ($)                   YEAR END 2000                  MONEY OPTIONS AT YEAR END 2000(1)
                          --------      ---------      -------------------------------------   ------------------------------------
                                                       EXERCISABLE (#)     UNEXERCISABLE (#)   EXERCISABLE ($)    UNEXERCISABLE ($)
                                                       ---------------     -----------------   ---------------    -----------------
WALTER W. STRAUB          115,000       2,240,479         501,437              158,751          5,455,123            870,198

AVIRAM MARGALITH          146,344       2,536,194          11,832              153,024            123,205            892,123

PATRICK E. FEVERY         224,766       3,880,192           8,612               98,502             83,835            553,345

NORMAN DENTON, III        130,000       2,517,546         224,271              112,297          2,312,014            621,312

PAUL A. BOCK              182,000       3,215,535          37,801               85,251            374,091            492,788

(1) BASED ON A CLOSING PRICE OF THE COMMON STOCK ON DECEMBER 29, 2000 OF $15.81/SH.


401(k) PROFIT SHARING PLAN AND TRUST

        In January 1990, the Board of Directors adopted and approved a 401(k) Profit Sharing Plan and Trust effective January 1, 1990. Under the 401(k) program, the Company is obligated to match each employee's contribution 50% per dollar of salary contribution with a company matching maximum contribution of 6% of salary deferral. The Company has the option to contribute an additional discretionary amount based upon current or accumulated net profits. No such discretionary contributions were made in 2000. Company contributions vest at the date of the employee's commencement of service.


                            EMPLOYMENT AGREEMENTS AND
                          CHANGE OF CONTROL AGREEMENTS

        In January 2001, the Company entered into employment agreements and change of control agreements with Walter W. Straub, Chairman, President, and Chief Executive Officer of the Company, Norman L. Denton, III, Executive Vice President, and Chief Operating Officer of the Company's iVEA subsidiary, Patrick Fevery, Vice President, and Chief Financial Officer, Aviram Margalith, Chief Operating Officer, Laurie Casey, Vice President of Strategic Marketing, Richard Burris, Vice President of Manufacturing, James Kopycki, Senior Vice President of the Company, and President of the Mykotronx subsidiary, and Cheryl Baffa, Vice President of Worldwide Human Resources. The terms of the employment agreements provide for a term of one year and base salary and bonus compensation are determined by the Board of Directors. In the event of a change of control, the agreements provide for severance payments equal to one and one-half times salary and bonus paid in the prior year for Mr. Denton, Mr. Fevery, Dr. Margalith, Ms. Casey, Mr. Burris, Mr. Kopycki, and Ms. Baffa, and three times the salary and bonus paid in the prior year for Mr. Straub.

                             DIRECTORS' COMPENSATION

        For the year ended December 31, 2000, the Company had an Outside Directors' Plan to compensate those directors of the Company who were not also employees of the Company, for serving as directors. The Outside Directors' Plan provides for outside directors to receive the sum of $2,500 per Board meeting, and each was granted options under the Company's 2000 Stock Option Plan to purchase 10,000 shares of common stock at an exercise price of $15.97 per share. For the year ended December 31, 2000, Richard P. Abraham, Marvin Hoffman, Frederick Haney, and Alan Jennings, outside directors of the Company, each received $10,000.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph shows a comparison of five-year cumulative return among the Company's NASDAQ Index, and the NASDAQ Computer and Data Processing Index.


                              [PERFORMANCE GRAPH]


                                              DEC-95    DEC-96   DEC-97    DEC-98    DEC-99    DEC-00
Rainbow                                        100        86       134       130       161       219
NASDAQ Index                                   100       123       151       213       395       238
NASDAQ Computer & Dataprocessing Index         100       123       152       271       594       275


            THE GRAPH ASSUMES $100 WAS INVESTED ON DECEMBER 31, 1995

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 23, 2001, with respect to share ownership of the Company's Common Stock by (i) each person who beneficially owns more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company and (iii) executive officers listed in the Summary Compensation Table (iv) all officers and directors of the Company as a group.


NAME AND ADDRESS OF                              AMOUNT AND NATURE OF
BENEFICIAL OWNERS (1)                           BENEFICIAL OWNERSHIP (2)       PERCENTAGE OF CLASS
---------------------                           ------------------------       -------------------
WALTER W. STRAUB                                      1,389,583                       5.33
ALAN K. JENNINGS                                        547,942                       2.10
RICHARD P. ABRAHAM                                      103,650                          *
MARVIN HOFFMAN                                          121,650                          *
FREDERICK HANEY                                          58,150                          *
AVIRAM MARGALITH                                         51,071                          *
PATRICK FEVERY                                           31,919                          *
PAUL A. BOCK                                             56,840                          *
NORMAN L. DENTON III                                    249,419                          *
ALL OFFICERS AND DIRECTORS AS A
GROUP (17 PERSONS)                                    2,943,582                      11.29

(1) C/O RAINBOW TECHNOLOGIES, INC., 50 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA, 92618.

(2) FOR PURPOSES OF THIS TABLE, "BENEFICIAL OWNERSHIP" OF ANY SECURITY AS OF A GIVEN DATE INCLUDES THE RIGHT TO ACQUIRE SUCH SECURITY WITHIN 60 DAYS OF APRIL 23, 2001. THE TOTAL AMOUNT OF THESE SHARES WITH RESPECT TO WHICH ALL OF THE ABOVE HAVE RIGHTS TO ACQUIRE BENEFICIAL OWNERSHIP IN SIXTY (60) DAYS ARE AS FOLLOWS: ALAN K. JENNINGS 133,650, WALTER W. STRAUB 529,887, RICHARD ABRAHAM 103,650, MARVIN HOFFMAN 88,650, FREDERICK HANEY 58,150, PAUL A. BOCK 54,840, NORMAN L. DENTON 244,575, PATRICK E. FEVERY 27,153, AVIRAM MARGALITH 47,071, AND OTHER OFFICERS AS A GROUP 256,034. TO THE KNOWLEDGE OF THE COMPANY, EACH PERSON NAMED IN THE TABLE HAS THE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK SHOWN AS BENEFICIALLY OWNED BY SUCH PERSON OR ENTITY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. To the best of the Company's knowledge, and based solely on the Company's view of the
Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        At various times during 2000, the following individuals (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company's Compensation Committee: Richard P. Abraham and Marvin Hoffman. There were no interlocks with other companies within the meaning of the SEC's Proxy rules during 2000.


                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

        During 2000, the Company paid $2,906 to Fred Haney, a Director of the Company, for providing the Company with consulting services.


          PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        It is proposed that the shareholders approve the selection of Ernst & Young LLP as independent auditors for the Company for the 2001 fiscal year. Ernst & Young LLP have been the independent auditors for the Company since 1987 and their reappointment has been recommended by the Board of Directors.

        Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire. This proposal requires the approval of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. In the event such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

RECOMMENDATION

        The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that the Company's shareholders vote "FOR" the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2001 fiscal year.

                              SHAREHOLDER PROPOSALS

        Proposals of shareholders of the Company intended to be presented by such shareholder at the Company's 2002 Annual Meeting must be received by the Company no later than February 15, 2002, in order that they may be included in the proxy statement related to that meeting.


                              FINANCIAL STATEMENTS

        All shareholders as of the Record Date are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 2000, which contains the financial statements of the Company.

        THE COMPANY FILED AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. SHAREHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT COST, BY WRITTEN REQUEST TO THE COMPANY'S SHAREHOLDER RELATIONS DEPARTMENT.


                                  OTHER MATTERS

        The Company knows of no matters, other than those described herein, which are to be brought before the Annual Meeting. However, if any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.


                        NOTICE TO BANKS, BROKERS/DEALERS
                     AND VOTING TRUSTEES AND THEIR NOMINEES

        Please advise the Company, at 50 Technology Drive, Irvine, California 92618, Attention: Secretary, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement, other solicitation material, and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares of Common Stock of the Company.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Walter W. Straub
                                    Chairman



Irvine, California
April 23, 2001

                           RAINBOW TECHNOLOGIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 7, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Rainbow Technologies, Inc. (the "Company") hereby appoints Walter W. Straub, the President of the Company, or failing him, Patrick Fevery, Chief Financial Officer or instead of either of the foregoing ______________________, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on June 7, 2001 at 2:00 P.M. Pacific Time, and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated on the reverse side of this proxy card.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           RAINBOW TECHNOLOGIES, INC.

                                  JUNE 7, 2001



             \/ Please Detach and Mail in the Envelope Provided \/


A [X] Please mark your
      votes as in this
      example.


1. ELECTION OF DIRECTORS.

   FOR all nominees              WITHHOLD
listed at right (except          AUTHORITY
   as marked to the          to vote for each
    contrary below)       nominee listed at right      NOMINEES:

         [ ]                        [ ]                   Walter W. Straub
                                                          Alan K. Jennings
                                                          Richard P. Abraham
                                                          Marvin Hoffman
                                                          Frederick M. Haney

                                                FOR   AGAINST   ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF
ERNST & YOUNG LLP AS INDEPENDENT AUDITORS       [ ]     [ ]       [ ]
OF THE COMPANY.

If there are amendments or variations to the matters proposed at the meeting or at any adjournment or adjournments thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such amendments, variations or other business.

No. of Shares: ____________

NOTE: IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ON PROPOSALS 1 AND 2.


Name: _____________________________________________________________

_______________________________________  _______________________________________
              SIGNATURE                         SIGNATURE IF HELD JOINTLY

Date: ______________________________, 2001

NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.